Exhibit 99


           Conference Call:               Today, April 17, at 10:00 a.m. EDT
           Dial-in numbers:               646/862-1074 and 415/537-1928
           Webcast/Replay URL:            www.vcall.com/EventPage.asp?ID=83658


For Immediate Release                                News Announcement

CONTACT:
Jeffrey D. Gash                             Joseph N. Jaffoni, Nathan Ellingson
Chief Financial Officer                     Jaffoni & Collins Incorporated
631/273-5500 or jgash@jacoelect.com         212/835-8500 or jaco@jcir.com


             JACO ELECTRONICS REPORTS IMPROVED THIRD QUARTER RESULTS

                 Net Sales Increase 21%; Net Loss Decreases 62%

Hauppauge, NY, April 17, 2003 -- Jaco Electronics, Inc. (Nasdaq: JACO), a distributor of electronic components to original equipment manufacturers, today reported results for its fiscal 2003 third quarter and nine months ended March 31, 2003.

Net sales for the third quarter of fiscal 2003 rose 21% to $59,406,000 compared with $49,297,000 during the same period last year. The Company's net loss for the fiscal 2003 third quarter was $260,000, or $0.05 per diluted share, compared to a net loss of $675,000, or $0.12 per diluted share, during the same period last year. Per share results are based on a weighted average number of diluted shares outstanding of 5,768,000 and 5,707,000 for the third quarters of fiscal 2003 and 2002, respectively.

Net sales for the nine months ended March 31, 2003 rose 15% to $162,629,000 compared with $141,133,000 during the first nine months of fiscal 2002. Jaco incurred a net loss for the nine months ended March 31, 2003 of $1,788,000, or $0.31 per diluted share, compared to a net loss of $3,498,000, or $0.61 per diluted share, during the same period last year. Per share results are based on a weighted average number of diluted shares outstanding of 5,789,000 and 5,705,000 for the first nine months of fiscal 2003 and fiscal 2002, respectively.

                                     -more-


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Jaco Electronics Reports Improved Third Quarter Results, 4/17/03          page 2

Jaco's Chairman and Chief Executive Officer, Joel Girsky, commented, "Our continued focus on returning to profitability resulted in another quarter of higher sales and lower SG&A, inventory and long-term debt and a significantly reduced net loss. Sales in the quarter increased over 20% from the year ago period and approximately 10% on a sequential basis from our fiscal second quarter levels. Additionally, our efforts to contain costs lowered our net loss in the quarter by 62% from last year's third quarter and by 52% from our fiscal 2003 second quarter. We will continue to focus our efforts on delivering top line growth in the coming quarters from our core distribution business and the strong prospects for growth from our flat panel display group.

"Central to our improved quarterly financial results were our continued efforts to grow market share in our focused business segments while reducing SG&A expenses, which were down about 6.4% compared to year ago levels. Additionally, through ongoing efforts to improve our balance sheet, we reduced long term debt in the quarter by an outstanding 25%, a $7.9 million reduction from our fiscal second quarter, which contributed to a reduction in interest expenses in the quarter by 35% from the year ago levels. Compared to the year ago level, long-term debt is down over $17.4 million, a 42% reduction.

"During the quarter we increased to 41,600 the total number of shares repurchased since the first quarter of this fiscal year, as we bought an additional 4,200 shares. Our average price for shares purchased during this period is $2.65.

"To conclude, 2003 continues to be a challenging year for our industry. However, despite the challenges and uncertainty faced by our industry, we continue to make great strides to increase the efficiency of our operations and improve our financial results. We believe the marketplace for our products will improve, but we are not waiting until it does. Our ongoing efforts are generating results and we remain firmly focused on taking those actions which will return Jaco to profitability."

Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers throughout North America and provides contract manufacturing services to its industrial OEM customers. Jaco distributes products such as semiconductors, capacitors,
                                     -more-


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Jaco Electronics Reports Third Quarter Results, 4/17/03                  page 3

resistors, electromechanical devices, flat panel displays and monitors and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.

Jaco has two distribution centers and 14 strategically located sales offices throughout the United States. Jaco provides a variety of value-added services including automated inventory management services, assembling stock items for customers into pre-packaged kits, integrating and assembling various custom components with flat panel displays to customer specifications and providing contract manufacturing services. The Company's core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries.

Except for the historical information, this press release includes forward-looking statements that involve risks and uncertainties, including, but not limited to, general industry and economic conditions, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results, delays in development of highly-complex products, the ability of the Company to maintain or expand its operations, the level of costs incurred in connection with the Company's ability to maintain or expand its operation and the financial strength of the Company's customers and suppliers and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. Actual results may differ materially from such information set forth herein.

                                 -table follows-


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Jaco Electronics Reports Third Quarter Results, 4/17/03                   page 4

                                                  JACO ELECTRONICS, INC. AND SUBSIDIARIES
                                              Condensed Consolidated Statements of Operations
                                                                (unaudited)
                                                 ($ in thousands, except per share amounts)

                                                    Three months ended                 Nine months ended
                                                           March 31,                           March 31,
                                                    -------------------------          -----------------------
                                                      2003             2002              2003            2002
                                                    -------          -------           -------         --------
Net sales                                          $    59,406     $   49,297            $162,629    $141,133
Gross profit                                             7,155          7,197              20,417        21,814
Selling, general & administrative
   expenses                                              7,231          7,726              22,044         25,312
                                                   -----------     ----------         -----------   ------------
Operating loss                                             (76)          (529)             (1,627)        (3,498)
Interest expense                                           323            494               1,123          1,802
                                                   -----------     ----------         -----------   ------------
Loss before income taxes                                  (399)        (1,023)             (2,750)        (5,300)
Income tax benefit                                        (139)          (348)               (962)        (1,802)
                                                   ------------    -----------        ------------  -------------
Net loss                                           $      (260)    $     (675)        $    (1,788)  $     (3,498)
                                                   ============    ===========        ============  =============

Net loss per common share:
   Basic                                           $     (0.05)    $    (0.12)        $     (0.31)  $      (0.61)
                                                   ============    ===========        ============  =============
   Diluted                                         $     (0.05)    $    (0.12)        $     (0.31)  $      (0.61)
                                                   ============    ===========        ============  =============

Weighted average shares:
   Basic                                              5,767,588       5,707,459          5,789,068      5,705,269
                                                    ===========    ============       ============   ============
   Diluted                                            5,767,588       5,707,459          5,789,068      5,705,269
                                                    ===========    ============       =============  ============

          Summary Balance Sheet
           As of March 31, 2003                                 Key Financial Statistics

Receivables (net)                  $27,800,000                  LT Debt to Capitalization                        34%
Inventories                         35,700,000                  Per Share Price (4/16/03)                      $3.39
                                                                Book Value Per Share                           $8.10
Long-Term Debt                     $23,900,000
A/C Payable and                     27,800,000
  Accrued Expenses
Shareholder's Equity               $46,700,000


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